UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 21, 2014

Griffin-American Healthcare REIT III, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-186073 (1933 Act)	46-1749436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 21, 2014, we, through GAHC3 Carolina Commons SC MOB, LLC, our wholly owned subsidiary, entered into a Real Estate Purchase Agreement and Escrow Instructions, or the Purchase Agreement, with J-RED, LLC, or seller, Red Carolina Lakes, LLC, or seller guarantor, and First American Title Insurance Company, as escrow agent, for the purchase of Carolina Commons MOB located in Fort Mill, South Carolina, for a purchase price of $12,000,000, plus closing costs.

The material terms of the Purchase Agreement include: (i) a due diligence period that is 30 days from the August 21, 2014 effective date of the Purchase Agreement; (ii) an initial deposit of $300,000 due within three business days after the effective date of the Purchase Agreement, which shall be applied to the Purchase Agreement and is non-refundable upon our delivery of an approval notice except in limited circumstances, such as seller’s breach of the Purchase Agreement or failure to meet a condition precedent; (iii) the assumption of an existing loan as evidenced by a note having an outstanding principal balance of $8,660,000 as of March 26, 2014; (iv) a closing date within 30 days following the expiration of the due diligence period or 10 business days following the full and final approval of the loan assumption by the existing lender as defined in the purchase agreement; (v) a right to terminate the Purchase Agreement in our sole discretion at any time prior to or on the expiration of the due diligence period by providing seller a notice of disapproval and to recover the full amount of the deposit; and (vi) in the event that seller is in default, the right for us to either: proceed to closing with no reduction in the purchase price and to seek specific performance which shall automatically extend the closing date, or to terminate the Purchase Agreement and recover the full deposit and receive reimbursement of out-of-pocket costs. The Purchase Agreement also contains additional covenants, representations and warranties that are customary of real estate purchase and sale agreements.

We intend to finance the purchase of Carolina Commons MOB through the assumption of a loan and the remainder from funds raised through our initial public offering. We also anticipate paying an acquisition fee of 2.25% of the aggregate purchase price of Carolina Commons MOB to our advisor and its affiliates in connection with the acquisition of the property. The closing of the acquisition of Carolina Commons MOB is expected to occur during the fourth quarter of 2014; however, no assurance can be provided that we will be able to purchase the property in the anticipated timeframe, or at all since the potential acquisition of Carolina Commons MOB is subject to substantial conditions to closing.

The material terms of the agreement discussed above are qualified in their entirety by the Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On August 27, 2014, American Healthcare Investors LLC, one of our co-sponsors and the managing member of our advisor, issued a press release announcing our entry into the Purchase Agreement. A copy of the press release, which is hereby incorporated into this filing in its entirety, is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
Real Estate Purchase Agreement and Escrow Instructions by and between J-RED, LLC, Red Carolina Lakes, LLC, GAH3 Carolina Commons MOB, LLC and First American Title Insurance Company, dated August 21, 2014

99.1	American Healthcare Investors LLC Press Release, dated August 27, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT III, Inc.

August 27, 2014	By:/s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
10.1
Real Estate Purchase Agreement and Escrow Instructions by and between J-RED, LLC, Red Carolina Lakes, LLC, GAH3 Carolina Commons MOB, LLC and First American Title Insurance Company, dated August 21, 2014

99.1	American Healthcare Investors LLC Press Release, dated August 27, 2014